TWELFTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

        This Twelfth Amendment to Fourth Amended and Restated Credit Agreement (this “Amendment”) dated as of October 15, 2004 (the “Amendment Effective Date”), is by and among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the “Borrower”), each Bank (as defined in the Credit Agreement referred to below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), individually, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and as letter of credit issuing bank (in such capacity, together with its successors in such capacity, the “Issuer”), BANK OF MONTREAL, as a co-syndication agent, and BANK OF AMERICA, N.A., individually and as a co-syndication agent (Bank of Montreal and Bank of America, N.A., each as a co-syndication agent, together with its respective successors, a “Co-Syndication Agent” and collectively, together with their respective successors, the “Co-Syndication Agents”), and BNP PARIBAS, a French bank acting through its Houston Agency, individually and as documentation agent (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S:

        WHEREAS, the Borrower, each Bank then a party, the Administrative Agent, the other agents party thereto, and the Issuer have heretofore entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2002 (the “Original Credit Agreement”), pursuant to which the Banks have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

        WHEREAS, the Original Credit Agreement has been amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of April 19, 2002, and by that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of July 3, 2002, and by that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of August 28, 2002, and by that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of September 6, 2002, and by that certain Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of November 20, 2002, and by that certain Waiver and Sixth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 2, 2003, and by that certain Seventh Amendment to Fourth Amended and Restated Credit Agreement dated as of August 8, 2003, and by that certain Waiver and Eighth Amendment to Fourth Amended and Restated Credit Agreement dated as of October 31, 2003, and by that certain Ninth Amendment to Fourth Amended and Restated Credit Agreement dated as of December 10, 2003, and by that certain Tenth Amendment to Fourth Amended and Restated Credit Agreement dated as of April 30, 2004, and by that certain Waiver and Eleventh Amendment to Fourth Amended and Restated Credit Agreement dated as of July 15, 2004 (the Original Credit Agreement, as so amended, and as otherwise amended from time to time prior to the Amendment Effective Date, the “Credit Agreement”); and

        WHEREAS, the Borrower has requested that the Credit Agreement be amended to increase the Maximum Facility Amount thereunder from $500,000,000 to $750,000,000; and

        WHEREAS, the Borrower, the Administrative Agent, the Issuer and the Banks have determined that, in connection with the regularly scheduled October redetermination of the Borrowing Base, the Borrowing Base should be increased to $525,000,000; and

        WHEREAS, the Borrower proposes to cause Magnum Hunter Production, Inc., a Restricted Subsidiary of the Borrower (“MHPI”), to either (i) sell certain Oil and Gas Properties described on Exhibit A hereto (such properties, herein the “Westbrook Properties”) to one or more other Persons that are not Affiliates of the Borrower or (ii) enter into a transaction or series of related transactions pursuant to which MHPI shall sell or contribute the Westbrook Properties to any Person in consideration for cash or an equity interest in such Person; and

        WHEREAS, the Borrower proposes that certain amendments and modifications be made to the Credit Agreement as set forth herein; and

        WHEREAS, subject to the terms and conditions of this Amendment, each of the Banks, the Administrative Agent and the Issuer have agreed to enter into this Amendment in order to effectuate such amendments and modifications;

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)	Clause (d) in the definition of “Funded Debt” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to provide:

         “(d) all Capitalized Lease Liabilities,”.

(b)	The definition of “Maximum Facility Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to provide:

“Maximum Facility Amount” means $750,000,000, as such amount may be reduced pursuant to Section 2.2 or terminated pursuant to Section 8.3.”

(c)     Section 2.2 of the Credit Agreement is hereby amended and restated to provide:

“SECTION 2.2 Reduction of Maximum Facility Amount. The Borrower may, from time to time on any Business Day occurring after the time of the initial extension of credit hereunder, voluntarily reduce the Maximum Facility Amount; provided, however, that all such reductions shall require at least three (3) Business Days’ prior notice to the Administrative Agent and shall be permanent, and any partial reduction of the Maximum Facility Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000.”

(d)	For the avoidance of doubt, each of the Borrower, the Administrative Agent, the Issuer and each Bank expressly acknowledges and agrees that the purpose and intent of the amendments set forth in the foregoing clauses (b) and (c) of Section 2 of this Amendment is to increase the Maximum Facility Amount to $750,000,000 from and after the Amendment Effective Date.

(e)	The Credit Agreement is hereby further amended by deleting the existing Schedule III-B to the Credit Agreement and inserting in its place as the new Schedule III-B to the Credit Agreement the text contained in Attachment 1 attached to this Amendment.

Section 3. Increase of Borrowing Base.

(a)	The Borrowing Base shall be increased to $525,000,000 from and after the Amendment Effective Date until the Borrowing Base shall be otherwise redetermined in accordance with the Credit Agreement.

(b)	Both the Borrower, on the one hand, and the Administrative Agent and the Banks, on the other hand, agree that the redetermination of the Borrowing Base pursuant to clause (a) of this Section 3 constitutes the regularly scheduled Borrowing Base Redetermination for October, 2004 (and shall not constitute a special redetermination of the Borrowing Base pursuant to Section 2.8.3 of the Credit Agreement).

Section 4. Waiver of Section 7.2.9 of Credit Agreement.

(a)	The Banks, the Agents and the Issuer hereby waive the provisions of Section 7.2.9 of the Credit Agreement, which restricts the Borrower and any of its Restricted Subsidiaries from selling, leasing, assigning, transferring, or otherwise disposing of any of its assets having a fair market value in excess of $25,000, (except as expressly permitted by Section 7.2.9 of the Credit Agreement), insofar as, and only insofar as, MHPI shall be permitted to (i) sell, assign, transfer and convey the Westbrook Properties in a transaction or transactions that complies with Section 7.2.10 of the Credit Agreement to any Person (the sale, transfer and conveyance of the Westbrook Properties, herein the “Westbrook Disposition”), or (ii) sell, assign, transfer, convey or contribute the Westbrook Properties, directly or indirectly, to any Person in a transaction that complies with Section 7.2.10 of the Credit Agreement in consideration for the receipt by the Borrower, MHPI or any other Restricted Subsidiary of the Borrower of cash or an equity interest in such other Person (the “Westbrook Monetization”); provided that (1) both before and after giving effect to the consummation of the Westbrook Disposition or the Westbrook Monetization, as applicable, no Default shall exist; (2) the Westbrook Disposition or the Westbrook Monetization, as applicable, shall have been consummated on or before April 1, 2005 (and to the extent that any of the Westbrook Properties shall not have been sold, assigned, transferred, conveyed or contributed as of such date (the “Retained Westbrook Properties”), the waiver set forth in this Section 4 shall expire on such date with respect to such Retained Westbrook Properties); and (3) with respect to the Westbrook Monetization transaction only, (A) if the Borrower, MHPI or any other Restricted Subsidiary of the Borrower receives any equity in another Person as consideration for the sale, assignment, transfer, conveyance or contribution of the Westbrook Properties and such equity constitutes an Investment for purposes of the Credit Agreement, such Investment must be permitted under Section 7.2.5 of the Credit Agreement, (B) if the Person to whom the Westbrook Properties are sold, assigned, transferred, conveyed or contributed constitutes a Subsidiary as defined by the Credit Agreement, such Person shall be designated as an Unrestricted Subsidiary of the Borrower for purposes of the Credit Agreement concurrently with the consummation of the Westbrook Monetization, (C) the definitive documentation governing the Westbrook Monetization to which the Borrower, MHPI or any other Restricted Subsidiary of the Borrower shall become a party shall not violate the Credit Agreement or any other Loan Document or obligate the Borrower or any Restricted Subsidiary to take, or omit to take, any action in contravention of the Credit Agreement or any other Loan Document, and (D) concurrently with the consummation of the Westbrook Monetization, the Borrower shall have delivered a certificate of an Authorized Officer of the Borrower stating that nothing in the definitive documents governing the Westbrook Monetization contravenes or violates the Credit Agreement or the other Loan Documents.

(b)	The parties hereto acknowledge and agree that (i) the sale, assignment, transfer, conveyance or contribution of the Westbrook Properties permitted by this Section 4 shall not reduce the remaining availability of the Borrower or its Restricted Subsidiaries to dispose of other assets in accordance with Section 7.2.9(d) of the Credit Agreement during the current fiscal year to the extent otherwise permitted by Section 7.2.9(d), and (ii) from and after the Amendment Effective Date, no value shall be given to the Westbrook Properties by the Administrative Agent or the Banks for purposes of determining or redetermining the Borrowing Base.

Section 5. Consent to Release Liens. By executing this Amendment, each of the Banks, the Agents and the Issuer hereby consents to the execution and delivery to the Borrower or its designee by the Collateral Agent of one or more releases of Liens held by the Collateral Agent for the benefit of the Banks, the Agents and the Issuer covering the Westbrook Properties.

Section 6. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower and each Bank and duly acknowledged by each of the Guarantors.

(b)	Replacement Notes. The Borrower shall deliver to the Administrative Agent on behalf of each Bank listed on Attachment 1 hereto a promissory note dated the Effective Date and payable to each such Bank in a maximum principal amount equal to such Bank’s Percentage (as shown on Attachment 1 hereto) of Seven Hundred Fifty Million Dollars, which Note shall be a renewal and replacement of, and shall be given in substitution and exchange for, but not in payment of, those Notes held by each Bank prior to the effectiveness of this Amendment (each such Note, a “Replacement Note”).

(c)	Opinion of Counsel. The Administrative Agent shall have received an opinion of the general counsel of the Borrower in form and substance reasonably acceptable to the Administrative Agent with respect to the enforceability of this Amendment and each Replacement Note and the continuing enforceability of the Credit Agreement and the other Loan Documents as amended hereby or after giving effect hereto, as applicable.

(d)	Other Conditions. The Borrower shall have confirmed and acknowledged to the Agents, the Issuer and the Banks, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Banks, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

Section 7. Condition Subsequent. The Borrower covenants and agrees that not later than three (3) days after the consummation of the Westbrook Monetization, the Borrower shall deliver to the Administrative Agent copies of all of definitive documents governing the Westbrook Monetization certified by an Authorized Officer of the Borrower as being true and correct.

Section 8. Fees. Concurrently with the effectiveness of this Amendment, the Borrower shall pay to the Administrative Agent for the account of each Bank a fee equal to one-fourth of one percent (0.250%) of the positive difference, if any, of (i) each Bank’s respective Percentage immediately after giving effect to this Amendment of $525,000,000, minus (ii) each Bank’s respective Percentage immediately prior to the effectiveness of this Amendment of $480,000,000.

Section 9. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

Section 10. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 10.3 of the Credit Agreement.

Section 11. Renewal and Continuation of Existing Loans. Upon the effectiveness of this Amendment:

(a)	All of the Obligations outstanding under the Credit Agreement as of the date of such effectiveness shall hereby be restructured, rearranged, renewed, extended and continued under the Credit Agreement (as amended hereby) and all Loans outstanding under the Credit Agreement as of the date of such effectiveness shall hereby become Loans outstanding under the Credit Agreement (as amended hereby).

(b)	In connection herewith, each of the Banks hereby sell, assign, transfer and convey, and each of the Banks hereby purchases and accepts, so much of the aggregate Commitments under, Loans outstanding under, and participations in Letters of Credit issued pursuant to, the Credit Agreement such that the Percentage of each Bank shall be as set forth on Schedule III-B to the Credit Agreement (as amended hereby). The foregoing assignments, transfers and conveyances are without recourse to the Banks and without any warranties whatsoever by any Agent, the Issuer or any Bank as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Bank that it has not previously sold, transferred, conveyed or encumbered such interests.

Section 12. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Banks under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 13. Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

Section 14. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 15. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Issuer, the Banks and the Borrower and their respective successors and assigns.

Section 16. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 17. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER: MAGNUM HUNTER RESOURCES, INC. By: Name: Chris Tong Title: Senior Vice President and Chief Financial Officer

AGENTS, BANKS AND ISSUER

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as Administrative Agent, Collateral Agent, Issuer and a Bank

By:
Name: Marcus Tarkington
Title: Director
BNP PARIBAS, as Documentation Agent and a Bank By: Name: Title: - and - By: Name: Title:
BANK OF AMERICA, N.A., as Co-Syndication Agent and a Bank By: Name: Title:
BANK OF MONTREAL, as Co-Syndication Agent By: Name: Title:
HARRIS NESBITT FINANCING, INC., (formerly known as BMO Nesbitt Burns Financing, Inc.), as a Bank By: Name: Title:
FORTIS CAPITAL CORP., as a Bank By: Name: Title: - and - By: Name: Title:
BANK OF SCOTLAND, as a Bank By: Name: Title:
THE BANK OF NOVA SCOTIA, as a Bank By: Name: Title:
UNION BANK OF CALIFORNIA, N.A., as a Bank By: Name: Title:
COMPASS BANK, as a Bank By: Name: Title:
COMERICA BANK, successor by merger with Comerica Bank-Texas, as a Bank By: Name: Title:
CALYON NEW YORK BRANCH, as a Bank By: Name: Title: - and - By: Name: Title:
HIBERNIA NATIONAL BANK, as a Bank By: Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as a Bank By: Name: Title:
THE ROYAL BANK OF SCOTLAND plc, as a Bank By: Name: Title:
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank By: Name: Title:
SOUTHWEST BANK OF TEXAS N.A., as a Bank By: Name: Title:
STERLING BANK, as a Bank By: Name: Title:
SOCIETE GENERALE, as a Bank By: Name: Title:

ACKNOWLEDGMENT BY GUARANTORS

        Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Twelfth Amendment to Fourth Amended and Restated Credit Agreement dated as of October 15, 2004 (the “Twelfth Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Twelfth Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Twelfth Amendment.

        Executed to be effective as of October 15, 2004.

GUARANTORS:

HUNTER GAS GATHERING, INC.
GRUY PETROLEUM MANAGEMENT CO.
MAGNUM HUNTER PRODUCTION, INC.
CONMAG ENERGY CORPORATION
TRAPMAR PROPERTIES, INC.
PINTAIL ENERGY, INC.
PRIZE OPERATING COMPANY
PEC (DELAWARE), INC.
OKLAHOMA GAS PROCESSING, INC.

By:
Name: Chris Tong
Title: Senior Vice President and
Chief Financial Officer
PRIZE ENERGY RESOURCES, L.P. By: Prize Operating Company, as its general partner By: Name: Chris Tong Title: Senior Vice President and Chief Financial Officer

Schedule III-B

PERCENTAGES

Bank	Percentage
Deutsche Bank Trust Company Americas	6	.666666667%
Bank of America, N.A	6	.666666667%
BMO Nesbitt Burns Financing, Inc.	6	.666666667%
BNP Paribas	6	.666666667%
Fortis Capital Corp.	6	.666666667%
The Bank of Nova Scotia	6	.666666667%
Bank of Scotland	6	.666666667%
Australia and New Zealand Banking Group Limited	5	.485714286%
Societe Generale	5	.714285714%
Union Bank of California, N.A	5	.714285714%
U.S. Bank National Association	5	.333333333%
Royal Bank of Scotland plc	5	.561904762%
Calyon New York Branch	5	.561904762%
Comerica Bank	4	.800000000%
Compass Bank	4	.800000000%
Hibernia National Bank	3	.885714286%
Southwest Bank of Texas, N.A	3	.809523810%
Sterling Bank	2	.666666667%
Total	100	.000000000%